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                           ARCHIBALD CANDY CORPORATION

               $100,000,000 10-1/4% Senior Secured Notes due 2004


                                PURCHASE AGREEMENT


                                                                   June 27, 1997

Jefferies & Company, Inc.
First Chicago Capital Markets, Inc.

c/o Jefferies & Company, Inc.
11100 Santa Monica Boulevard, Suite 1100
Los Angeles, California  90025

Ladies and Gentlemen:

          Archibald Candy Corporation, an Illinois corporation (the "ISSUER") and a wholly-owned subsidiary of Fannie May Holdings, Inc. ("Holdings") hereby agrees with you as follows:

          1. ISSUANCE OF SECURITIES. The Issuer proposes to issue and sell to Jefferies & Company, Inc. and First Chicago Capital Markets, Inc. (each a "PURCHASER" and together the "PURCHASERS") $100,000,000 aggregate principal amount of 10-1/4% Senior Secured Notes due 2004, Series A (the "SERIES A NOTES"). The Series A Notes will be issued pursuant to an indenture (the "INDENTURE"), to be dated as of July 2, 1997, among the Issuer and The Bank of New York, as trustee (the "TRUSTEE"). The obligations under the Notes will be secured by security interests in or pledges of (the "SECURITY INTERESTS") certain owned property and assets (the "COLLATERAL") of the Issuer and of all of the capital stock of the Issuer's future subsidiaries, as set forth in the Offering Circular (defined below). Such Security Interests will be evidenced by a security and pledge agreement, intellectual property security agreement and mortgages (collectively, the "SECURITY AGREEMENTS").

          The Series A Notes will be offered and sold to the Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Issuer has prepared a preliminary offering circular, dated June 13, 1997 (the "PRELIMINARY OFFERING CIRCULAR"), and a final offering circular, dated June 27, 1997 (the "OFFERING CIRCULAR"), relating to the offer and sale of the Series A Notes (the "OFFERING").


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          Concurrently with the consummation of the Offering, the Issuer will enter into an amendment of its revolving credit facility with The First National Bank of Chicago providing for borrowings of up to $20,000,000 (as amended, the "NEW CREDIT FACILITY").

          Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series A Notes shall bear the following legend:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTIONS ARE EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO FOREIGN PERSONS THAT OCCUR IN OFFSHORE TRANSACTIONS AND WITHOUT DIRECTED SELLING EFFORTS WITHIN THE MEANINGS OF SUCH TERMS AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES

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          ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE
          ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND
          THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
          PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

          2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Issuer shall issue and sell to the Purchasers and each Purchaser, severally and not jointly, shall purchase from the Issuer, the principal amount of Series A Notes set forth opposite the names of the Purchasers in Schedule I hereto. The purchase price for the Series A Notes shall be 10-1/4% of the principal amount thereof.

          3. TERMS OF OFFERING. The Purchasers have advised the Issuer that the Purchasers will make offers to sell (the "EXEMPT RESALES") some or all of the Series A Notes purchased by the Purchasers hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to (i) persons whom the Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS") and (ii) a limited number of institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or
(7) under the Act ("ACCREDITED INVESTORS") (such persons specified in clauses
(i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS").

          Holders of the Series A Notes (including subsequent transferees) will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be executed on and dated as of the Closing Date. Pursuant to the Registration Rights Agreement, the Issuer will agree, among other things, to file with the Securities and Exchange Commission (the "COMMISSION") (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to, among other things, the 10-1/4% Senior Secured Notes due 2004, Series B, of the Issuer (the "SERIES B NOTES" and, together with the Series A Notes, the "NOTES"), identical in all material respects to the Series A Notes (except that the Series B Notes shall have been registered pursuant to such registration statement) to be offered in exchange for the Series

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A Notes (such offer to exchange being referred to as the "REGISTERED EXCHANGE
OFFER") and/or (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT") relating to the resale by certain holders of the Series A Notes.

          On the Closing Date, the Issuer will enter into the Security Agreements that will provide for the grant of the Security Interests in the Collateral to the Trustee, as collateral agent, for the benefit of the holders of the Notes. The Security Interests will secure the payment and performance when due of all of the obligations of the Issuer, under the Indenture, the Notes, and the Security Agreements.

          This Agreement, the Indenture, the Registration Rights Agreement, the Security Agreements, the Notes and all other documents or instruments executed by the Issuer or any of the Subsidiaries in connection with the transactions contemplated hereby and thereby are referred to herein as the "DOCUMENTS." The transactions contemplated by the Documents, including without limitation, the Offering and the use of the proceeds therefrom as described in the Offering Circular, are collectively referred to herein as the "TRANSACTIONS."

          4. DELIVERY AND PAYMENT. Delivery to the Purchasers of and payment for the Series A Notes shall be made at a Closing (the "CLOSING") to be held at 9:00 a.m., Chicago time, on July 2, 1997 (the "CLOSING DATE") at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601. The Closing Date and the location of delivery of and the form of payment for the Series A Notes may be varied by agreement between the Purchasers and the Issuer.

          The Issuer shall deliver to the Purchasers (i) one or more certificates representing the Series A Notes (the "GLOBAL SECURITIES"), each in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the Purchasers may request upon at least one business day's notice to the Issuer, in an amount corresponding to the aggregate principal amount of the Series A Notes sold pursuant to Exempt Resales to QIBs, and (ii) one or more certificates representing the Series A Notes (the "INDIVIDUAL SECURITIES") in definitive form, registered in such names and denominations as the Purchasers may so request, in an aggregate amount corresponding to the aggregate principal amount of Series A Notes sold pursuant to Exempt Resales to Accredited Investors, in each case against payment by the Purchasers of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account as the Issuer shall designate at least two business days prior to the Closing.

          The Global Securities and the Individual Securities in definitive form shall be made available to the Purchasers for inspection at the Chicago offices of Winston & Strawn (or such other place as shall be acceptable to the Purchasers) not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

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          5.  AGREEMENTS OF THE ISSUER.  The Issuer hereby agrees:

               (a) To (i) advise the Purchasers promptly after obtaining knowledge (and, if requested by the Purchasers, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

               (b) To (i) furnish the Purchasers, without charge, as many copies of the Offering Circular, and any amendments or supplements thereto, as the Purchasers may request and (ii) promptly prepare, upon the Purchasers' request, any amendment or supplement to the Offering Circular that the Purchasers may deem to be reasonably necessary in connection with Exempt Resales (and the Issuer hereby consents to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto, by the Purchasers in connection with Exempt Resales).

               (c) Not to amend or supplement the Offering Circular prior to the Closing Date unless the Purchasers shall previously have been advised thereof and shall not have objected thereto within five business days after being furnished a copy thereof.

               (d) So long as the Purchasers shall hold any Notes, (i) if any event shall occur as a result of which, in the reasonable judgment of the Issuer or the Purchasers, it becomes necessary or advisable to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with Applicable Law (defined below), forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance satisfactory to the Purchasers) so that (A) as so amended or supplemented the Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Offering Circular will comply with applicable law and (ii) if it becomes necessary or advisable to amend or supplement the Offering

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     Circular so that the Offering Circular will contain all of the information specified in, and meet the requirements of, Rule
     144(A)(d)(4) of the Act, forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance satisfactory to the Purchasers) so that the Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

               (e) To cooperate with the Purchasers and the Purchasers' counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales; PROVIDED, that the Issuer shall not be required in connection therewith to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

               (f) Whether or not any of the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, and performance under, each of the Documents, (C) the issuance and delivery of the Notes, including the fees of the Trustee and the cost of its personnel, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Purchasers' counsel relating to such registration or qualification),
     (E) furnishing such copies of the Preliminary Offering Circular and the Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Purchasers, and (F) the preparation of the Notes (including, without limitation, printing and engraving thereof), (ii) all fees and expenses of the counsel and accountants of the Issuer, (iii) all expenses and listing fees in connection with the application for quotation of the Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (iv) all fees and expenses (including fees and expenses of counsel) of the Issuer in connection with approval of the Notes by DTC for "book-entry" transfer and (v) all fees charged by rating agencies in connection with the rating of the Notes.

               (g) To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Circular under the caption "USE OF PROCEEDS."

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               (h)   To the extent it may lawfully do so, not to insist upon,
     plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of the Indenture (and, to the extent it may lawfully do so, the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee in the Indenture or the Security Agreements but shall suffer and permit the execution of every such power as though no such law had been enacted).

               (i) To do and perform all things required to be done and performed under the Documents prior to and after the Closing Date.

               (j) Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of any of them will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Purchasers or to the Eligible Purchasers of the Series A Notes.

               (k) For so long as any of the Notes remain outstanding, during any period in which any of them is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Eligible Purchaser of such Notes from such owner, the information required by Rule 144A(d)(4) under the Act.

               (l) To comply with the representation letter of the Issuer to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

               (m) To use its best efforts to effect the inclusion of the Notes in PORTAL.

               (n) For so long as the Notes are outstanding, and whether or not required to do so by the rules and regulations of the Commission, to furnish to the Trustee and deliver or cause to be delivered to the holders of the Notes and the Purchasers (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Issuer's independent certified public accountants and (ii) all reports that would be required

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     to  be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

               (o) Except in connection with the Registered Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Offering Circular and the Offering Circular and any amendments and supplements to the Offering Circular prepared in compliance with Section 5(c) hereof or (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

               (p) Not to, directly or indirectly, without the prior consent of the Purchasers, offer, sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any securities of any of them for a period of 90 days after the date of the Offering Circular, except as contemplated by the Registration Rights Agreement.

               (q) For so long as the Purchasers shall hold any Notes, to notify the Purchasers promptly in writing if the Issuer or any of its Affiliates becomes a party in interest or a disqualified person with respect to any employee benefit plan. The terms "ERISA," "Affiliates," "party in interest," "disqualified person" and "employee benefit plan" shall have the meanings as set forth in Section 6(y) hereof.

          6. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants to the Purchasers that:

               (a) The Preliminary Offering Circular as of its date did not, and the Offering Circular as of its date does not and as of the Closing Date will not, and each supplement or amendment thereto as of its date will not, contain any untrue statement of a material fact or omit to state any material fact (except, in the case of the Preliminary Offering Circular, for pricing terms and other financial terms intentionally left blank) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Act or (ii) would prevent or suspend the issuance or sale of the Notes or the use of the Preliminary Offering Circular, the Offering Circular, or any amendment or supplement thereto, in any jurisdiction. Each of the Preliminary Offering Circular and the Offering Circular, as of their respective dates contained, and the Offering Circular as amended or supplemented as of the Closing Date will contain,

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     all the information specified in, and meet the requirements of, Rule
     144A(d)(4) under the Act. Except as adequately disclosed in the Offering Circular, there are no related party transactions that would be required to be disclosed in the Offering Circular if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act.

               (b) There are no securities of the Issuer registered under the Exchange Act or listed on a national securities exchange registered under
     Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system.

               (c) The Issuer and each Subsidiary (as defined below) (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Offering Circular and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified could not reasonably be expected to, singly or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuer, taken as a whole, (B) the ability of the Issuer to perform its obligations under any of the Documents or (C) the perfection or priority of any Security Interest in any portion of the Collateral (a "MATERIAL ADVERSE EFFECT").

               (d) Immediately following the Closing, (i) the only direct or indirect subsidiaries of the Issuer (collectively, the "SUBSIDIARIES") will be the corporations identified on Schedule 6(d) hereto, all of which are Inactive Subsidiaries (as defined in the Indenture), and (ii) the Issuer directly or indirectly owns 100% of the outstanding shares of capital stock of each Subsidiary, free and clear of Liens (as defined in the Indenture), and all of such shares of capital stock are duly authorized and validly issued, fully paid and nonassessable and not issued in violation of, or subject to, any preemptive or similar rights. There are no outstanding (x) securities convertible into or exchangeable for any capital stock of the Issuer or any of the Subsidiaries, (y) options, warrants or other rights to purchase or subscribe to capital stock of the Issuer or any of the Subsidiaries or securities convertible into or exchangeable for capital stock of the Issuer or any of the Subsidiaries or (z) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of the Issuer or any of the Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights. Immediately following the Closing, the Issuer will not directly or indirectly own any capital stock or other equity interest in any person other than the Subsidiaries.

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               (e)   The total authorized capital stock of the Issuer consists
     of 25,000 shares of common stock, par value $.01, 19,200 of which are issued and outstanding. All of the outstanding shares of capital stock of the Issuer have been duly authorized and validly issued, are owned beneficially and of record by Holdings free and clear of Liens, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption "CAPITALIZATION" in the Offering Circular (including the footnotes thereto) sets forth, as of its date, (i) the capitalization of the Issuer and (ii) the pro forma capitalization of the Issuer after giving effect to the Transactions. Except as set forth in such table, neither the Issuer nor any of the Subsidiaries will have any liabilities, absolute, accrued, contingent or otherwise other than (x) liabilities that are reflected in the Financial Statements (defined below), or (y) liabilities incurred subsequent to the date thereof in the ordinary course of business, consistent with past practice, that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (f) Except for this Agreement and the Registration Rights Agreement, neither the Issuer nor any of the Subsidiaries has entered into any agreement (i) to register its securities under the Act or (ii) to purchase or offer to purchase any securities of the Issuer, any of the Subsidiaries or any of their respective affiliates.

               (g) The Issuer has all requisite power and authority to enter into, deliver and perform its obligations under the Documents and to consummate the Transactions. Each of the Documents has been duly and validly authorized by the Issuer, and this Agreement is, and when executed and delivered on the Closing Date each other Document will be, a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be
     (i) subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors rights and remedies generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). When executed and delivered, each Document will conform in all material respects to the description thereof in the Offering Circular. On the Closing Date, the Indenture will conform to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), applicable to an indenture that is required to be qualified under the TIA.

               (h) The Series A Notes have been duly and validly authorized by the Issuer for issuance and sale to the Purchasers pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms hereof, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws now or hereafter in effect relating to

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     or affecting the enforcement of creditors rights and remedies generally and
     (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Series B Notes have been duly and validly authorized by the Issuer and, when executed, authenticated and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors rights and remedies generally and
     (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

               (i) Neither the Issuer nor any of the Subsidiaries is (i) in violation of its charter or bylaws (collectively, "CHARTER DOCUMENTS"),
     (ii) other than violations that could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, "APPLICABLE LAW") of any government, governmental or regulatory agency or body, court or arbitrator, domestic or foreign (each, a "GOVERNMENTAL AUTHORITY") or (iii) other than breaches or defaults that could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, in breach of or default under (with the passage of time or otherwise) any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any such person is a party or by which any of them or their respective property is bound (collectively, "APPLICABLE AGREEMENTS"). There exists no condition that, with the passage of time or otherwise, would constitute a violation of such Charter Documents or Applicable Laws or a breach of or default under any Applicable Agreement or result in the imposition of any penalty or the acceleration of any indebtedness, other than breaches, violations, penalties, defaults or conditions which could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

               (j) The Security Agreements have been duly and validly authorized, executed and delivered by the Issuer and constitute a valid and legally binding agreement of the Issuer, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought at law or in equity).

               (k) Neither the execution, delivery or performance of the Documents nor the consummation of the Transactions shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person under, result in the imposition of a Lien on any assets of the Issuer or any of the Subsidiaries (except pursuant to the Documents), or result in an acceleration of indebtedness pursuant to (i) the Charter Documents of the Issuer or any of the Subsidiaries, (ii) any Applicable Agreement, other than (A) such breaches, violations or defaults that could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (B) violations under the Old Credit
     Facility and the Securities Purchase Agreement (as defined in the Offering Circular), consents for which will be obtained on or prior to the Closing Date or (iii) any Applicable Law. After giving effect to the Transactions, no Default or Event of Default (as defined in the Indenture) will exist.

               (l) No permit, authorization, approval, consent, license or order of, or filing, registration or qualification with, any Governmental Authority (collectively, "PERMITS") is required in connection with, or as a condition to, the execution, delivery or performance of any of the Documents or the consummation of any of the Transactions, other than such Permits (i) as have been made or obtained on or prior to the Closing Date,
     (ii) as are not required to be made or obtained on or prior to the Closing Date that will be made or obtained when required and (iii) the failure of which to make or obtain could not, singly or in the aggregate, result in a Material Adverse Effect.

               (m) Except as adequately disclosed in the Offering Circular, there is no action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), domestic or foreign (collectively, "PROCEEDINGS"), pending or threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or any of the Transactions, or
     (ii) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Issuer nor any of the Subsidiaries is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (n) The Issuer and each of the Subsidiaries has such Permits as are necessary to own, lease and operate the properties and to conduct the businesses described in the Offering Circular other than those the failure of which to have could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All such Permits are in full force and effect. No event has occurred which allows, or after notice or lapse of time would allow the imposition of, any material penalty, revocation or termination by the issuer thereof or which results in any material impairment of the rights of the holder of any such Permits. Neither the Issuer nor any of the Subsidiaries has reason to believe, after due inquiry, that any issuer is considering limiting in any material respect, suspending or revoking any such Permit.

               (o) Immediately following the Closing, the Issuer and the Subsidiaries (i) will have good and marketable title, free and clear of all Liens (except for Permitted Liens (as defined below)), to all property and assets described in the Offering Circular as being owned by them and (ii) will enjoy peaceful and undisturbed possession under all leases to which any of them is a party as lessee. "PERMITTED LIENS" means, collectively,
     (i) Permitted Liens as defined in the Indenture, (ii) Liens on assets securing Indebtedness outstanding under the New Credit Facility and the Notes and (iii) Purchase Money Liens as defined in the Indenture. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations of the Issuer, and no default has occurred or is continuing thereunder, other than such defaults that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer and the Subsidiaries maintain insurance (including self-insurance consistent with prior practice) covering their properties, operations, personnel and businesses against such losses and risks as they reasonably deem adequate in accordance with customary industry practice. Any such insurance is outstanding and duly in force.

               (p) Upon execution and delivery thereof, the Security Agreements will create, in favor of the Trustee, for the benefit of the holders of the Notes, a valid grant of a security interest in the Collateral and the proceeds thereof and, upon the filings or the recording required by the Security Agreements, the Trustee will have a first priority perfected security interest in the Collateral.

               (q) All tax returns required to be filed by the Issuer in any jurisdiction (including foreign jurisdictions) have been filed and, when filed, all such returns were accurate in all material respects, and all taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due from such entities have been paid, other than those being contested in good faith by appropriate proceedings, or those that are currently payable without penalty or interest and, in each case, for which an adequate reserve or accrual has been established on the books and records of the Issuer in accordance with generally accepted accounting principles of the United States, consistently applied ("GAAP"). There are no actual or proposed additional tax assessments for any fiscal period against the Issuer or any of the Subsidiaries that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of each of the Issuer and the Subsidiaries in respect of any income and tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

               (r) The Issuer and the Subsidiaries own, or are licensed under, and have the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTEL-

     LECTUAL PROPERTY") currently used in, or necessary for the conduct of, their businesses as set forth in the Offering Circular. No written claims and, to the knowledge of the Issuer after due inquiry, no other claims have been asserted by any person challenging the use of any such Intellectual Property by the Issuer or any of the Subsidiaries questioning the validity or effectiveness of any license or agreement related thereto, there is no valid basis for any such claim (other than any claims that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect), and the use of such Intellectual Property by the Issuer will not infringe on the Intellectual Property rights of any other person.

               (s) The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

               (t) Each of (i) the audited financial statements of the Issuer and related notes contained in the Offering Circular (the "AUDITED FINANCIAL STATEMENTS") and (ii) the unaudited historical consolidated financial statements of the Issuer and related notes contained in the Offering Circular (the "INTERIM FINANCIAL STATEMENTS" and, together with the Audited Financial Statements, the "FINANCIAL STATEMENTS") present fairly the consolidated financial position, results of operations and cash flows of the Issuer, as of the respective dates and for the respective periods to which they apply, and have been prepared in accordance with GAAP and the requirements of Regulation S-X that would be applicable if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act. The summary historical financial data included in the Offering Circular have been prepared on a basis consistent with that of the Financial Statements and present fairly the consolidated financial position and results of operations of the Issuer and the Subsidiaries as of the respective dates and for the respective periods indicated. All other financial and statistical data included in the Offering Circular are fairly and accurately presented in all material respects. Ernst & Young LLP are independent public accountants with respect to the Issuer.

               (u) Subsequent to the respective dates as of which information is given in the Offering Circular, except as adequately disclosed in the Offering Circular, (i) neither the Issuer nor any of the Subsidiaries has incurred any liabilities, direct or contingent, that are material, singly or in the aggregate, to any of them, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any decrease in the capital stock or any increase in long-term indebtedness or any material increase in short-term indebt-edness of any of them, or any payment of or declaration to pay any dividends or any other distribution with respect to any of them and
     (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuer and the Subsidiaries taken as a whole (each of clauses (i), (ii) and (iii), a "MATERIAL
     ADVERSE CHANGE"). To the knowledge of the Issuer after due inquiry, there is no event that is reasonably likely to occur, which if it were to occur, could, singly or in the aggregate, have a Material Adverse Effect, except such events that have been adequately disclosed in the Offering Circular.

               (v) Immediately following the Closing, after giving effect to the Transactions, (i) the present fair salable value of the assets of the Issuer will exceed the amount that will be required to be paid on or in respect of the then existing debts and other liabilities (including contingent liabilities) as they become absolute and matured and (ii) the Issuer will not have unreasonably small capital to carry out its businesses as conducted or as proposed to be conducted. Neither the Issuer nor any of its Subsidiaries intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature.

               (w) Except as contemplated by this Agreement, neither the Issuer nor any of its Affiliates has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of any of them to facilitate the sale or resale of any of the Notes or (ii) except as disclosed in the Offering Circular, (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any of them.

               (x) No registration under the Act, and no qualification of the Indenture under the TIA is required for the sale of the Series A Notes to the Purchasers as contemplated hereby or for the Exempt Resales, assuming
     (i) that the Eligible Purchasers who buy the Series A Notes in the Exempt Resales are QIBs or Accredited Investors, (ii) the accuracy of the Purchasers' representations contained herein regarding the absence of general solicitation in connection with the sale of the Series A Notes to the Purchasers and the Exempt Resales and (iii) the accuracy of the representations made by each Accredited Investor who purchases the Series A Notes pursuant to an Exempt Resale as set forth in the letters of representation in the form of Annex A to the Offering Circular. No form of general solicitation or general advertising was used by the Issuer or any of its Affiliates or any of their representatives in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales. No securities of the same class as any of the Notes have been offered, issued or sold by the Issuer or any of its Affiliates within the six-month period immediately prior to the date hereof.

               (y) Neither the Issuer nor any of its "Affiliates" is a "party in interest" or a "disqualified person" with respect to any employee benefit plans except for those set forth on Annex B of the Offering Circular. No condition exists or event or transaction has occurred in connection with any employee benefit plan that could result in the Issuer or any such "Affiliate" incurring any liability, fine or penalty that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to any employee pension benefit plan that is subject to Title IV of ERISA, (i) the fair market value of the assets of such employee pension benefit plan equals or exceeds the present value of the liabilities of such pension plan (as determined in accordance with the actuarial methods and assumptions set forth in the latest actuarial report for such employee pension benefit plan), except where the failure to so equal or exceed would not, singly or in the aggregate, have a Material Adverse Effect and (ii) there exists no accumulated funding deficiency which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The terms "employee benefit plan," "employee pension benefit plan," and "party in interest" shall have the meanings assigned to such terms in Section 3 of the Employee Retirement Income Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA"), the term "Affiliate" shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term "disqualified person" shall have the meaning assigned to such term in section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (the "CODE").

               (z) None of the Transactions will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System). Neither the Issuer nor any of the Subsidiaries is subject to regulation, or shall become subject to regulation upon the consummation of the Transactions, under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder, the Public Utility Holding Company Act of 1935, as amended.

               (aa) Neither the Issuer nor any of the Subsidiaries has dealt with any broker, finder, commission agent or other person (other than the Purchasers) in connection with the Transactions and neither the Issuer nor any of the Subsidiaries is under any obligation to pay any broker's fee or commission in connection with such transactions (other than commissions and fees to the Purchasers as set forth in the Offering Circular).

               (bb) Neither the Issuer nor any Subsidiary is engaged in any unfair labor practice that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint or other proceeding pending or, to the Issuer's knowledge after due inquiry, threatened against the Issuer before the National Labor Relations Board or any state or local labor relations board or any industrial tribunal, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending, to the Issuer's knowledge after due inquiry, or threatened, (ii) no strike, general labor dispute, slowdown or stoppage pending or threatened against any the Issuer and (iii) no union representation question existing with respect to the employees of the Issuer, and, to the Issuer's knowledge after due inquiry, no union organizing activities are taking place, that in each of clauses (i),
     (ii) and (iii) above, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (ac) Except as adequately disclosed in the Offering Circular or as otherwise could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                    (1) each of the Issuer and the Subsidiaries (i) has obtained all Permits that are required with respect to the operation of its business, property and assets under the Environmental Laws (as defined below) and are in compliance with all terms and conditions of such required Permits and (ii) is in compliance with all Environmental Laws (including, without limitation, compliance with standards, schedules and timetables therein);

                    (2) no real property or facility owned, used, operated, leased, managed or controlled by the Issuer or any of the Subsidiaries, or any predecessor in interest, is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any other state or local list established pursuant to any Environmental Law, and neither the Issuer nor any of the Subsidiaries has received any notification of potential or actual liability or request for information under CERCLA or any comparable state or local law;

                    (3) no underground storage tank or other underground storage receptacle, or related piping, is located on a facility or property currently owned, operated, leased, managed or controlled by the Issuer or any of the Subsidiaries in violation of any Environmental Law;

                    (4) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or, to the knowledge of the Issuer and the Subsidiaries after due inquiry, off-site) of Hazardous Materials (as defined below) by the Issuer, any of the Subsidiaries or, to the Issuer's knowledge, any predecessor in interest or any person or entity whose liability for any release of Hazardous Materials, the Issuer or any of the

          Subsidiaries has retained or assumed either contractually or by operation of law at, on, under, from or into any facility or real property owned, operated, leased, managed or controlled by any such person;

                    (5) neither the Issuer, the Subsidiaries nor, to the Issuer's knowledge, any person or entity whose liability the Issuer has retained or assumed either contractually or by operation of law has any liability, absolute or contingent, under any Environmental Law, and there is no civil, criminal or administrative action, suit, demand, hearing, notice of violation or deficiency, investigation, proceeding, notice or demand letter pending or threatened against any of them under any Environmental Law;

                    (6) to the Issuer's knowledge, there are no events, activities, practices, incidents or actions or conditions, circumstances or plans that may interfere with or prevent compliance by the Issuer or any of the Subsidiaries with any Environmental Law, or that may give rise to any liability under any Environmental Laws; and

                    (7) the Issuer and each of the Subsidiaries have reasonably concluded that the costs and liabilities associated with compliance with Environmental Laws could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect on the Issuer and each of the Subsidiaries, taken as a whole.

                    "ENVIRONMENTAL LAWS" means all Applicable Laws, now or hereafter in effect, relating to pollution or protection of human health or the environment, including, without limitation, laws relating to (1) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous constituents, substances or wastes, including, without limitation, asbestos or asbestos-containing materials, polychlorinated biphenyls, petroleum or any constituents relating to or arising out of any oil production activities, including crude oil or any fraction thereof, or any petroleum product or other wastes, chemicals or substances regulated by any Environmental Law (collectively referred to as "HAZARDOUS MATERIALS"), into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (2) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials and (3) underground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

          7. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers represents and warrants with respect to itself only that:

               (a)   It is a QIB.

               (b) It (i) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and
     (ii) will be soliciting offers for the Series A Notes only from, and will be reoffering and reselling the Series A Notes only to (A) persons in the United States whom it reasonably believes to be QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, and (B) a limited number of Accredited Investors that execute and deliver to the Issuer and the Purchaser a letter containing certain representations and agreements in the form attached as Annex A to the Offering Circular.

               (c) No form of general solicitation or general advertising in violation of the Securities Act has been or will be used by such Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes.

               (d) In connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer and sell the Series A Notes only to, Eligible Purchasers who, in purchasing such Series A Notes, will be deemed to have represented and agreed (i) if such Eligible Purchasers are QIBs, that they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (ii) that such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (A) inside the United States to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 or in accordance with another exemption from the registration requirements of the Act, (B) to the Issuer, (C) pursuant to an effective registration statement and (D) outside the United States to foreign persons in offshore transactions and without directed selling efforts within the meanings of such terms as defined in Regulation S under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and (iii) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (ii) above.

               (e) It has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and each of this Agreement and the Registration Rights Agreement has been duly and validly authorized by it.

          8.  INDEMNIFICATION.

               (a) The Issuer shall, without limitation as to time, indemnify and hold harmless the Purchasers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Purchasers (any of such persons being hereinafter referred to as a "controlling person"), and the respective officers, directors, partners, employees, representatives and agents of the Purchasers and any such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "LOSSES"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any act, omission, transaction or event contemplated by the Documents; PROVIDED that the Issuer shall not be liable to any indemnified party for any Losses that arise solely with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Preliminary Offering Circular or Offering Circular in reliance upon and in conformity with written information furnished to the Issuer by the Purchasers expressly for use in the Preliminary Offering Circular or Offering Circular. The Issuer shall notify the Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Issuer or any Subsidiary is aware in connection with the matters addressed by this Agreement which involves the Issuer, any of the Subsidiaries or any of the indemnified parties.

               (b) Each Purchaser severally agrees to indemnify and hold harmless the Issuer, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20(c) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Issuer and any such controlling person, to the fullest extent possible, from and against any and all Losses described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Circular or Offering Circular in reliance upon and in conformity with written information furnished to the Issuer by such Purchasers expressly for use in the Preliminary Offering Circular or Offering Circular. For all purposes of this Agreement, the only such written information shall be deemed to be the last paragraph on the cover page of the Offering Circular and the third full paragraph of the section "Plan of Distribution" in the Offering Circular.

               (c) If any Proceeding shall be brought or asserted against any person entitled to indemnification hereunder, such indemnified party shall give prompt written notice to the indemnifying party; PROVIDED that the failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the indemnifying party has been prejudiced materially by such failure.

               The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party within 20 business days after the receipt of written notice from such indemnified party of such Proceeding, to assume, at its expense, the defense of any such Proceeding; PROVIDED, HOWEVER, that an indemnified party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (1) the indemnifying party agrees to pay such fees and expenses; or (2) the indemnifying party fails promptly to assume the defense of such Proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, or any of their respective affiliates or controlling persons, and such indemnified party shall have been advised by counsel that there may be one or more material defenses available to such indemnified party that are in addition to, or in conflict with, those available to the indemnifying party or such affiliate or controlling person (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense thereof and the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party; it being understood, however, that the indemnifying party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for each such indemnified party).

               The indemnifying party shall not consent to entry of any judgment in or enter into any settlement of any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any indemnified party is a party thereto) unless such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to each indemnified party of a release, in form and substance satisfactory to the indemnified party, from all Losses that may arise from such Proceeding or the subject matter thereof (whether or not any indemnified party is a party thereto).

               (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Purchasers, on the other hand, from the offering of the Series A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, on the one hand, and the Purchasers, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on the one hand, and the Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer, and the total discounts and commissions received by the Purchasers, bear to the total price of the Series A Notes in Exempt Resales in each case as set forth in the table on the cover page of the Offering Circular. The relative fault of the Issuer, on the one hand, and the Purchasers, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or the Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8 was available to such party.

               Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), the Purchasers shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by them with respect to the Series A Notes exceeds the amount of any damages that the Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e)   The indemnity and contribution agreements contained in this
     Section 8 are in addition to any liability that the Issuer and Purchasers may otherwise have to the indemnified parties.

               9.  CONDITIONS.

               (a) The obligation of the Purchasers to purchase the Series A Notes under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

                    (i) All the representations and warranties of the Issuer in this Agreement shall be true and correct in all material respects (other than representations and warranties with a materiality qualifier, which shall be true and correct as written) at and as of the Closing Date after giving effect to the Transactions with the same force and effect as if made on and as of such date. On or prior to the Closing Date, the Issuer shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on its part to be performed, complied with or satisfied pursuant to this Agreement.

                    (ii) The Offering Circular shall have been printed and copies made available to the Purchasers not later than 12:00 noon, New York City time, on the first business day following the date of this Agreement or at such later date and time as the Purchasers may approve.

                    (iii) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the consummation of any of the Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated.

                    (iv) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of any of the Transactions. No Proceeding shall be pending or threatened other than Proceedings that (A) if adversely determined could not, singly or in the aggregate, adversely affect the issuance or marketability of the Series A Notes and (B) could not reasonably be expected to have a Material Adverse Effect.

                    (v) Since the date as of which information is given in the Offering Circular, there shall not have been any Material Adverse Change.

                    (vi) The Notes shall have (A) been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market, and (B) received a rating of B and B2 from Standard & Poor's Corporation and Moody's Investors Services, Inc., respectively.

                   (vii) The Purchasers shall have received on the Closing Date (A) certificates dated the Closing Date, signed by (1) the President and (2) the principal financial or accounting officer of the Issuer, on behalf of the Issuer, (x) confirming the matters set forth in paragraphs (i) through (v) of this Section 9(a) and (y) certifying as to such other matters as the Purchasers may reasonably request, (B) a certificate, dated the Closing Date, signed by the Secretary of the Issuer, certifying such matters as the Purchasers may reasonably request and (C) a certificate of solvency, dated the Closing Date, signed by the principal financial or accounting officer of the Issuer substantially in the form previously approved by the Purchasers.

                  (viii)   The Purchasers shall have received:

                    (1) an opinion of Winston & Strawn, counsel to the Issuer ("Winston & Strawn"), dated the Closing Date, in the form of Exhibit A hereto; and

                    (2) an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom (Illinois), in form and substance reasonably satisfactory to the Purchasers covering such matters as are customarily covered in such opinions.

                    (ix) The Purchasers shall have received from Ernst & Young LLP (A) a customary comfort letter, dated the date of the Offering Circular, in form and substance reasonably satisfactory to the Purchasers, with respect to the financial statements and certain financial information contained in the Offering Circular, and (B) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (A), except that the specified date referred to shall be a date not more than five days prior to the Closing Date.

                    (x) The Documents shall have been executed and delivered by all parties thereto and the Purchasers shall have received a fully executed original of each Document.

                    (xi) The Purchasers shall have received copies of duly executed payoff letters, UCC-3 termination statements, mortgage releases and other collateral releases and terminations, each in form and substance satisfactory to the Purchasers, evidencing (1) the repayment of the outstanding indebtedness of the Issuer under the Old
     Credit Facility (as defined in the Offering Circular)   and (2) the
     release of all Liens created under the Old Credit Facility on each item constituting Collateral under the Indenture, and each such release shall be in full force and effect.

                    (xii) The Purchasers shall have received copies of commitments to issue ALTA title insurance policies on the real property collateral in form and substance satisfactory to the Purchasers.

                    (xiii) The Trustee shall have received executed copies of each UCC-1 financing statement signed by the Issuer, naming the Trustee as secured party and filed in such jurisdictions as the Purchasers may reasonably require.

                    (xiv) The Issuer shall have entered into the New Credit Facility and an amendment to the Securities Purchase Agreement on or prior to the Closing.

                    (xv) Counsel to the Purchasers shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

               (b) The obligation of the Issuer to sell the Series A Notes under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

                    (i) The Purchasers shall have delivered payment to the Issuer for the Series A Notes pursuant to Sections 2 and 4 of this Agreement.

                    (ii) All of the representations and warranties of the Purchasers in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made on and as of such date.

                    (iii) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Series A Notes; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated as of the Closing Date.

          10. TERMINATION. The Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Issuer if any of the following has occurred:

               (a) since the date as of which information is given in the Offering Circular, any material adverse effect or development involving a prospective adverse effect on the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise), of the Issuer or any Subsidiary, whether or not arising in the ordinary course of business, which would, in the Purchasers' judgment, (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Circular or (ii) materially impair the investment quality of any of the Notes;

               (b) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in economic conditions in or the financial markets of the United States or elsewhere, if the effect of such outbreak, escalation, calamity, crisis or material adverse change in the economic conditions in or in the financial markets of the United States or elsewhere would make it, in the Purchasers' judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Circular or to enforce contracts for the sale of any of the Series A Notes;
               (c) the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or any setting of limitations on prices for securities on any such exchange or Nasdaq National Market;

               (d) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Purchasers' opinion materially and adversely affects, or could materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuer;

               (e) any securities of the Issuer shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 431(g)(2) under the Act; or

               (f) the declaration of a banking moratorium by any Governmental Authority; or the taking of any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Purchasers' opinion could have a material adverse effect on the financial markets in the United States.

          The indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Issuer set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Purchasers, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement. Without limiting the foregoing, notwithstanding any termination of this Agreement, the Issuer shall be liable (i) for all expenses that they have agreed to pay pursuant to Section 5(f) hereof, and (ii) pursuant to Section 8 hereof.

          If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by the Purchasers as provided in Section 10(b) through (d) and (f) hereof or (ii) Section 11 hereof), or if the sale of the Notes provided for herein is not consummated because of the failure or refusal on the part of the Issuer to comply with the terms or to fulfill any of the conditions of this Agreement, the Issuer agrees to reimburse the Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by the Purchasers. Notwithstanding any termination of this Agreement, the Issuer shall be liable (i) for all expenses that they have agreed to pay pursuant to Section 5(f) hereof and (iii) pursuant to Section 8 hereof.

          11. DEFAULT BY PURCHASERS. If either of the Purchasers shall fail or refuse to purchase the Series A Notes that they have agreed to purchase hereunder on the Closing Date and arrangements satisfactory to the Issuer for the purchase of such Series A Notes are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the Issuer and the non-defaulting Purchaser. Nothing herein shall relieve a defaulting Purchaser from liability for its default.

          12.  MISCELLANEOUS.

               (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuer, 1137 W. Jackson Boulevard, Chicago, IL 60607, Attention: President, with a copy to Winston & Strawn, 35 West Wacker Drive, Chicago, IL 60601, Attention: Joseph A. Walsh and (ii) if to the Purchasers, to Jefferies & Company, Inc. c/o Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025, Attention: Andrew Whittaker, with a copy to Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois 60606, Attention: Gary

     P. Cullen (PROVIDED that any notice pursuant to Section 9 hereof will be mailed, delivered, telegraphed or telecopied and confirmed to the party to be notified and its counsel), or in any case to such other address as the person to be notified may have requested in writing.

               (b) This Agreement has been and is made solely for the benefit of and shall be binding upon the Issuer, the Purchasers and, to the extent provided in Section 8 hereof, the controlling persons officers, directors, partners, employees, representatives and agents referred to in Section 8 and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Purchasers merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Series A Notes from the Purchasers is intended to be a beneficiary of the Issuer's covenants contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the Issuer, and each such purchaser shall have the right to take action against the Issuer to enforce, and obtain damages for any breach of, those covenants.

               (c) THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE ISSUER IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUER AT THE ADDRESS SET FORTH HEREIN, SUCH SERVICE TO

     BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PURCHASERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER IN ANY OTHER JURISDICTION.

               (d) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

               (e) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (f) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

               (g) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.

                            [signature page follows]

          Please confirm that the foregoing correctly sets forth the agreement between the Issuer and the Purchasers.

                                       Very truly yours,


                                       ARCHIBALD CANDY CORPORATION


                                       By: /s/ Ted A. Shepherd
                                           ------------------------
                                       Name: Ted A. Shepherd
                                       Title: President and Chief Operating
                                              Officer

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.


By: /s/ Andrew R. Whittaker
    -----------------------------------
    Name:   Andrew R. Whittaker
    Title:  Executive Vice President



FIRST CHICAGO CAPITAL MARKETS, INC.


By: /s/ Brad Bernstein
    -----------------------------------
    Name:   Brad Bernstein
    Title:  Managing Director

                                  SCHEDULE I

                    PRINCIPAL AMOUNT OF SERIES A NOTES PURCHASED

PURCHASERS                         PRINCIPAL AMOUNT OF SERIES A NOTES PURCHASED
----------                         --------------------------------------------
Jefferies & Company, Inc.               $80,000,000
First Chicago Capital Markets, Inc.     $20,000,000

                                  SCHEDULE 6(d)

                           SUBSIDIARIES OF THE ISSUER


                                                PERCENTAGE
          SUBSIDIARIES                          OWNERSHIP       JURISDICTION OF
          ORGANIZATION                          BY ISSUER

1.        Mrs. Snyders Home Made Candies, Inc.     100%           Illinois
2.        Fannie May Candy Company, Inc.           100%           Delaware
3.        Grandmother's Candy Shops, Inc.          100%           Illinois
4.        Archibald Home Made Candies, Inc.        100%           Illinois
5.        Archibald Box Corporation                100%           Illinois

                                                                       EXHIBIT A


                                  July 2, 1997

Jefferies & Company, Inc.
First Chicago Capital Markets, Inc.
c/o Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, CA  90025


          Re: Sale of $100,000,000 Aggregate Principal Amount of 10 1/4% Senior Secured Notes due 2004 by Archibald Candy Corporation
               -------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel for Archibald Candy Corporation, an Illinois corporation (the "COMPANY" or the "ISSUER"), in connection with the issuance and sale of $100,000,000 aggregate principal amount of its 10 1/4% Senior Secured Notes due 2004 (the "NOTES"), issued and sold pursuant to an Indenture dated as of July 2, 1997 (as amended, the "INDENTURE") between the Company and The Bank of New York, as trustee (the "TRUSTEE"). The Notes are issued subject to that certain Purchase Agreement dated June 27, 1997
(the "PURCHASE AGREEMENT") between the Company and Jefferies & Company, Inc. and First Chicago Capital Markets, Inc. (collectively, the "INITIAL PURCHASERS"). All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement. This opinion is being furnished to you at our client's request pursuant to Section 9(a)(viii)(1) of the Purchase Agreement.

          In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

          1. the Offering Circular dated June 27, 1997 relating to the Notes (the "OFFERING CIRCULAR");

          2.   the Purchase Agreement;

          3. the Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") dated as of July 2, 1997 among the Company and the Initial Purchasers;

          4.   the Indenture;

July 2, 1997
Page 2

          5. the form of Notes and a specimen of the certificates representing the Notes;

          6. the Amended and Restated Articles of Incorporation of the Company, as in effect on the date hereof;

          7. the Amended and Restated By-Laws of the Company, as in effect on the date hereof;

          8. certain resolutions adopted by the Board of Directors of the Company relating to the authorization, issuance and sale of the Notes and the transactions referred to herein;

          9. the Pledge and Security Agreement (the "PLEDGE AND SECURITY AGREEMENT") dated as of July 2, 1997 between the Company and the Trustee;

          10. the Intellectual Property Security Agreement (the "INTELLECTUAL PROPERTY SECURITY AGREEMENT") dated as of July 2, 1997 between the Company and the Trustee;

          11. the Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement dated as of July 2, 1997 between the Company and the Trustee with respect to real property located in Illinois (the "ILLINOIS MORTGAGE"); and

          12. the financing statements on Form UCC-1 (the "ILLINOIS FINANCING STATEMENTS") under the Uniform Commercial Code of Illinois (the "ILLINOIS CODE") executed by the Company and delivered to the Trustee for filing in the Illinois filing offices described in SCHEDULE I hereto (the "ILLINOIS FILING OFFICES"), and copies of which are attached as part of SCHEDULE I hereto.

          The documents described clauses 10 through 12 above are hereinafter collectively referred to as the "SECURITY DOCUMENTS". The Security Documents, the Purchase Agreement, the Registration Rights Agreement and the Indenture are hereinafter collectively referred to as the "TRANSACTION DOCUMENTS". In addition, we have examined (a) such other agreements, instruments and documents, and such questions of law, and (b) originals or copies, certified to our satisfaction, of such certificates of public officials and officers and representatives of the Company and we have made such inquiries of officers and representatives of the Company, in each case as we have deemed relevant, appropriate or necessary as the basis for the opinions set forth herein. As to any facts material to the opinions and beliefs expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          In rendering the opinions expressed below, we have, with your consent, assumed the legal capacity of all natural persons, that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine, all documents submitted to us as originals or

July 2, 1997
Page 3

duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents. Additionally, we have, with your consent, assumed and relied upon, the following:

          (a) the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Transaction Documents, with respect to the factual matters set forth therein;

          (b) all parties to the documents reviewed by us (other than the Company) are duly organized, validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform their respective obligations under such documents and all such documents have been duly authorized, executed and delivered by such parties;

          (c) neither the Trustee, any Initial Purchaser nor any of their representatives have any knowledge (actual or constructive) of any adverse claim, lien, security interest, encumbrance, interest or other condition of title affecting any of the Collateral, except for Liens described in the Transaction Documents;

          (d) all items of Collateral for which possession must be taken by a secured party in order to perfect its security interest under Section 9-304 of the Illinois Code or Section 9-304 of the New York Uniform Commercial Code (the "NEW YORK CODE") are in the possession or constructive possession of the Trustee and not in the possession of the Company or any of its affiliates or agents or any other person acting on behalf of the Company;

          (e) the Company has acquired good and sufficient title to each existing item of Collateral for which the creation and perfection of a security interest are not governed by Article 9 of the New York Code or
     Article 9 of the Illinois Code existing on the date hereof, and have "rights" in and to Collateral for which the creation and perfection of a security interest are governed by Article 9 of the New York Code or Article 9 of the Illinois Code consistent with and sufficient for purposes of the Transaction Documents, and the same will be true of each item of Collateral arising after the date hereof;

          (f) each Transaction Document constitutes the valid and binding obligation of each party thereto (other than the Company) enforceable against such party in accordance with its terms; and

          (g) value (as defined in Section 1-201(44) of the New York Code) has been given by the Initial Purchasers to the Company for the security interests and other rights in and assignments of Collateral described in or contemplated by the Transaction Documents.

July 2, 1997
Page 4


          Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual present knowledge of the Winston & Strawn attorneys who have represented the Company. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn from the fact that such representation has been undertaken by us.

          Based upon the foregoing and subject to the assumptions, qualifications and other matters stated herein, we are of the opinion that:

          1. The Issuer has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Illinois, and, based on good standing certificates from the jurisdictions that have been certified by an appropriate officer of the Issuer as the only jurisdictions where the Issuer owns or leases property or conducts business, such certificate attached as
Schedule II hereto, is duly qualified to do business and in good standing in each such jurisdiction and has the corporate power and authority to own its properties and to transact the business in which it is engaged.

          2. The Issuer is authorized by its Amended and Restated Articles of Incorporation to issue 25,000 shares of common stock, $.01 par value ("Common Stock"). Based solely on our review of the Issuer's corporate minute books and stock transfer records, 19,200 shares of Common Stock are outstanding. Each share of capital stock of the Issuer that is issued and outstanding is duly authorized and validly issued, fully paid and nonassessable and, to our knowledge, is not subject to preemptive or similar rights.

          3. The Issuer has all requisite corporate power and authority to issue, sell, deliver and perform its obligations under the Notes to be issued by it and to enter into, deliver and perform its obligations under the Purchase Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated to be consummated by it thereby.

          4. The Notes have been duly authorized by all necessary corporate action on the part of the Issuer and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Notes will be valid and binding obligations of the Issuer and will be entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium, liquidation, conservatorship and similar laws now or hereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity) and to the discretion of the court before which any proceeding therefor may be brought.

July 2, 1997
Page 5


          5. Each of the Purchase Agreement, the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Issuer and each is a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its respective terms, subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium, liquidation, conservatorship and similar laws now or hereafter in effect relating to or affecting rights and remedies of creditors,
(b) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity), (c) limitations on the enforceability of indemnification provisions imposed by law or public policy and (d) the discretion of the court before which any proceeding therefor may be brought.

          6. Insofar as the statements under the caption "Description of Notes" in the Offering Circular purport to summarize the terms of the Indenture or the Registration Rights Agreement, such statements present a fair summary in all material respects.

          7. No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated by the Purchase Agreement or for Exempt Resales (assuming (i) that the Eligible Purchasers who buy the Series A Notes in the Exempt Resales are QIBs or Accredited Investors, (ii) the accuracy of, and compliance with, the representations of the Initial Purchasers contained in the Purchase Agreement, and (iii) the accuracy of the representations made by each Accredited Investor who purchases the Series A Notes pursuant to an Exempt Resale as set forth in the letters of representation executed by such Accredited Investors in the form of Annex A to the Offering Circular).

          8. The Indenture is not required to be qualified under TIA prior to the first to occur of (i) the Registered Exchange Offer and (ii) the effectiveness of the Shelf Registration Statement.

          9. The Issuer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          10. The Pledge and Security Agreement has been duly authorized, executed and delivered by the Issuer and is a valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, subject to
(a) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium, liquidation, conservatorship and similar laws now or hereafter in effect relating to or affecting rights and remedies of creditors,
(b) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity), (c) limitations on the enforceability of indemnification provisions imposed by law or public policy and (d) the discretion of the court before which any proceeding therefor may be brought.

          11. The provisions of the Pledge and Security Agreement are sufficient to create in the Trustee's favor a security interest in all right, title and interest of the Issuer in those items and

July 2, 1997
Page 6

types of collateral described in the Pledge and Security Agreement in which a security interest can be created under Article 9 of the New York Code (the "CODE COLLATERAL").

          12. The description of the Code Collateral set forth in the Illinois Financing Statements is sufficient to perfect a security interest in the items and types of collateral in which a security interest may be perfected by a filing of a financing statement under Article 9 of the Illinois Code.

          13. The Illinois Financing Statements are in proper form for filing; assuming the Illinois Financing Statements are filed in the Illinois Filing Offices and have not been subsequently released, terminated or modified, the Trustee's security interests in the Code Collateral will be perfected to the extent a security interest may be perfected under Article 9 of the Illinois Code by the filing of a financing statement in the Illinois Filing Offices.

          14. The Intellectual Property Security Agreement has been duly authorized, executed and delivered by the Issuer and is a valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium, liquidation, conservatorship and similar laws now or hereafter in effect relating to or affecting rights and remedies of creditors, (b) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity), (c) limitations on the enforceability of indemnification provisions imposed by law or public policy and
(d) the discretion of the court before which any proceeding therefor may be brought.

          15. Upon the issuance of the Notes under the Indenture, the Intellectual Property Security Agreement creates in favor of the Assignee (as defined in the Intellectual Property Security Agreement) for the benefit of the Holders of the Notes as security for the Obligations (as defined in the Indenture) a valid security interest in the Issuer's right, title and interest in the Collateral described therein. Upon creation of such security interest and (i) due filing of the Illinois Financing Statements with the Filing Offices and (ii) the filing of an executed copy of the Intellectual Property Security Agreement for recording in the United States Patent and Trademark Office, within three months of the execution thereof, and in the United States Copyright Office, within one month of the execution thereof, the Assignee will have, for the benefit of the Holders of Notes, a perfected security interest in that portion of the Collateral constituting United States registered trademarks and service marks and trademark and service mark applications and registered copyrights and copyright applications.

          16. The Illinois Mortgage, including with respect to fixtures, is a valid and binding obligation of the Issuer and enforceable against the Issuer in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium, liquidation, conservatorship and similar laws now or hereafter in effect relating to or affecting rights and remedies of creditors, (b) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), (c) limitations on enforceability of indemnification provisions imposed by law or public policy and (d) the discretion of the court before which any

July 2, 1997
Page 7

proceeding therefor may be brought, provided, however, that 735 ILCS 5/15-1602
(1992) grants a mortgagor the right, which in certain circumstances is exercisable not more than once in any five year period, to cure the default of indebtedness secured by real estate within certain time periods specified in such statute.

          17. The Illinois Mortgage is in proper form for recording in the mortgage and conveyance records of the Cook County Recorders Office and upon recordation of the Illinois Mortgage, such Illinois Mortgage will constitute constructive notice of the lien of the Illinois Mortgage to third parties.

          18. To our knowledge and based upon representations made to us in a certificate from an appropriate officer of the Issuer attached as Schedule II hereto, there is no Proceeding before or by any Governmental Authority now pending or threatened either (i) that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Transaction Documents or any of the transactions contemplated thereby or (ii) that could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

          19. Neither the execution or delivery by the Issuer of any of the Transaction Documents nor the performance by the Issuer of any of its obligation under the Transaction Documents will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, or result in the imposition of a Lien on any properties of the Issuer or an acceleration of indebtedness pursuant to, (i) the Charter Documents of the Issuer or (ii) any Applicable Agreement identified to us as a material agreement in a certificate of an appropriate officer of the Issuer attached as Schedule II hereto.

          In addition, we have participated in conferences with directors, officers and other representatives of the Issuer, representatives of the independent public accountants for the Issuer, your representatives and your counsel, at which conferences the content of the Offering Circular and related matters were discussed and, although we are not passing upon, and assume no responsibility for the accuracy, completeness or fairness of, the statements contained in the Offering Circular, and have not made any independent check or verification thereof, during the course of such participation no facts have come to our attention that have led us to believe that, as of its date, the Offering Circular contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading or that, as of the date hereof, the Offering Circular contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements (including the notes thereto), schedules and other financial and statistical data included therein or omitted therefrom.

          Our opinions are subject to the following further qualifications:

July 2, 1997
Page 8


     (a) we express no opinion as to the creation and perfection of security interests in any Collateral not governed solely by Article 9 of the New York Code or, as applicable, the Illinois Code, any Collateral consisting of goods that are or may become fixtures on any premises, nor do we express any opinion with respect to the creation, perfection or enforceability of security interests in property in which it is illegal or violative of governmental rules or regulations to grant a security interest, or "general intangibles" (as defined in the Illinois Code or New York Code) which terminate or become terminable (pursuant to the terms of an agreement) if a security interest is granted therein, or any security interest in any "accounts," "chattel paper," "documents," "instruments" or "general intangibles" (as defined in the Illinois Code or New York Code) with respect to which the account debtor or obligor is the United States of America, any state, county, city, municipality or other governmental body, or any department, agency or instrumentality thereof, unless the same has been assigned to any Holder pursuant to and in accordance with the Assignment of Claims Act of 1940, as amended, or any similar law or regulation relating to the assignment or pledge thereof;

     (b) we express no opinion as to the perfection of a security interest in any Collateral consisting of "proceeds" (as such term is defined in the Illinois Code or New York Code) to the extent such perfection is limited as set forth in
Section 9-306 of each of the Illinois Code and the New York Code and under certain circumstances described in Sections 9-307 and 9-308 of each of the Illinois Code and the New York Code, purchasers of Collateral may take the same free of a perfected security interest;

     (c) we have not made nor undertaken to make any investigation of the state of title to the Collateral or the location thereof and we express no opinion with respect to the existence or title of the Collateral, the location thereof or to the priority of the liens, security interests or pledges granted or purported to be granted by the Transaction Documents;

     (d) any purported assignment of any agreement or any governmental approval, license or permit may be subject to restrictions upon assignment or transfer which, although not necessarily applicable to assignments intended as security, may be required to be satisfied before the Trustee, on behalf of the Holders, will be treated as an assignee (other than a collateral assignee) thereof, except to the extent that consents to or approvals of such assignment have been obtained from the appropriate governmental body or third party;

     (e) the rights of debtors, guarantors and other secured parties to receive certain notices under Sections 9-504 and 9-505 of each of the Illinois Code and the New York Code may not be waived prior to default and the failure to comply with such notice requirements may bar or limit the recovery of any deficiency remaining after the retention or sale of repossessed collateral and further, we express no opinion as to the right of the Trustee to enforce any of its rights without notice to the Company and to the extent applicable without judicial hearing or without bond, nor do we express any opinion as to whether the periods of notice set forth in the Transaction Documents are enforceable;

July 2, 1997
Page 9



     (f) notwithstanding certain language of the Transaction Documents, the Trustee and the Holders may be limited to recovering only reasonable expenses with respect to the retaking, holding, preparing for sale or lease, selling, leasing and the like of Collateral;

     (g) the duties to exercise reasonable care in the custody and preservation of Collateral in a secured party's possession and to deal with and to dispose of Collateral in a commercially reasonable manner as required by the Illinois Code, the New York Code or other applicable law may not be disclaimed by agreement, modified, waived or released prior to a default;

     (h) provisions in the Transaction Documents deemed to impose the payment of interest on interest may be unenforceable, void or voidable under applicable law;

     (i) any rights of the Trustee to foreclose its liens or enforce its remedies against the Collateral must be enforced pursuant to the provisions of the Illinois Code and the New York Code and other applicable federal, state or local laws;

     (j) requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents;

     (k) we express no opinion with respect to the validity, binding effect or enforceability of any provision of the Transaction Documents which purports to authorize the Trustee to sign or file financing statements or other documents without the signature of the Company (except to the extent a secured party may execute and file financing statements without the signature of the debtor under
Section 9-402(2) of each of the Illinois Code and the New York Code);

     (l) we express no opinion with respect to the validity, binding effect or enforceability of any purported waiver, release or disclaimer under any of the Transaction Documents relating to (i) statutory or equitable rights and defenses of the Company which are not subject to waiver, release or disclaimer, or (ii) rights or claims of, or duties owing to, the Company with respect to the Collateral (including, without limitation, any waiver, release or disclaimer of any provision of the Illinois Code or the New York Code) to the extent limited by Sections 1-102(3), 9-207 and 9-501(3) of the Illinois Code or the New York Code or other provisions of applicable law, or to the extent such rights, claims and duties otherwise exist as a matter of law except to the extent the Company has effectively so waived, released or disclaimed such rights, claims or duties in accordance with Section 9-501 of the Illinois Code or the New York Code or other applicable law;

     (m) we express no opinion as to the Trustee's ability to use "self-help" remedies to repossess the Collateral if a breach of the peace were to occur;

July 2, 1997
Page 10



     (n) certain other rights, remedies and waivers contained in the Transaction Documents may be rendered ineffective, or limited by, applicable laws, rules, regulations, constitutional requirements or judicial decisions governing such provisions, but such laws, rules, regulations, constitutional limitations and judicial decisions do not, in our opinion, make the Transaction Documents inadequate for the practical realization of the benefits and/or security provided by such Transaction Documents, although they may result in a delay thereof (and we express no opinion with respect to the economic consequences of any such delay);

     (o) we express no opinion with respect to the applicability or effect of federal or state antitrust or tax laws, or state securities or "blue sky" laws, with respect to the transactions contemplated by the Transaction Documents;

     (p) we express no opinion with respect to the validity, binding effect or enforceability of any provision of the Transaction Documents purporting to establish evidentiary standards or waiving jury trial or service of process or purporting to eliminate any obligation to marshall assets;

     (q) we express no opinion with respect to any provisions of the Transaction Documents purporting to appoint the Trustee as attorney-in-fact or agent for the Company; and

     (r) the opinions set forth herein are based on the assumption that all necessary recordings, filings and transfers of instruments necessary to release any security interests, liens or other encumbrances in favor of The First National Bank of Chicago, for the benefit of the lenders under the Old Credit Facility (as defined in the Offering Circular) in the Collateral have been made.

          The opinions expressed herein are based upon and are limited to the laws of the State of Illinois, the State of New York and the laws of the United States of America and we express no opinion with respect to the laws of any other state or jurisdiction.

          Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

          This opinion is rendered to you in connection with the closing of the referenced offering occurring today. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express prior written permission.


                                   Respectfully submitted,



                                   WINSTON & STRAWN

July 2, 1997
Page 11


                                   SCHEDULE I


                             ILLINOIS FILING OFFICES


Debtor Name                                  Location of Filing Office
---------------------------                  ---------------------------
Archibald Candy Corporation                  Illinois Secretary of State
                                             Cook County, Illinois

                                   SCHEDULE II

                             CERTIFICATE OF OFFICER


          The undersigned, as Vice President - Finance and Accounting and Secretary of Archibald Candy Corporation (the "COMPANY"), hereby certifies that:

          (i) the Company is incorporated under the laws of Illinois and that the only jurisdictions where the Company owns or leases property or conducts business are the States of Minnesota, New York, Indiana, Michigan, Florida, Wisconsin, Massachusetts, Pennsylvania, Missouri, Iowa, Virginia, Ohio, North Dakota, New Hampshire, Maryland, Rhode Island, New Jersey, South Dakota and Maine and the District of Columbia;

          (ii) there is no action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), domestic or foreign, before or by any government, governmental or regulatory agency or body, court or arbitrator, domestic or foreign, now pending or threatened either (a) that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Indenture, the Registration Rights Agreement or the Security Documents (as defined in the Indenture) or any of the transactions contemplated by the Purchase Agreement (as hereafter defined) or (b) that could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; and

         (iii) attached hereto as ANNEX A is a true and complete list of all Applicable Agreements that are material to the conduct of the business of the Company.

          Unless otherwise defined herein, each capitalized term used herein shall have the meaning ascribed to such term in the Purchase Agreement dated June 27, 1997 between the Company and the Purchasers listed therein (the "PURCHASE AGREEMENT").

          IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of July, 1997.

                                   ARCHIBALD CANDY CORPORATION,
                                   an Illinois corporation


                                   By: _______________________________
                                        Donna Snopek
                                        Vice President - Finance and
                                        Accounting and Secretary

                                     ANNEX A
                                       TO
                                   SCHEDULE II


1.   Purchase Agreement
2.   Registration Rights Agreement
3.   Indenture
4.   Notes
5.   Pledge and Security Agreement
6.   Intellectual Property Security Agreement
7. Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement dated as of July 2, 1997 between the Company and the Trustee for the property located at 1123 W. Jackson, 1129 W. Jackson, 1137 W. Jackson, and 1128-1142 W. Van Buren, Chicago, Illinois
8. Open-End Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement dated as of July 2, 1997 between the Company and the Trustee for the property located at 1694 Winchester Rd., Bensalem, Pennsylvania
9. Securities Purchase Agreement dated as of October 30, 1991 among the Company, Parent and the Purchasers signatory thereto (as amended by the First Amendment thereto dated as of September 18, 1992; the Second Amendment thereto dated as of August 12, 1994; and the Third Amendment thereto dated as of July 2, 1997)
10. Tax Sharing and Management Consulting Agreement dated as of July 2, 1997 between the Company and Parent
11. Management Consulting Agreement dated as of July 2, 1997 between Parent and TJC Management Corp.
12. Shareholders Agreement dated as of October 30, 1991 among the Company, Parent and the Shareholders named therein
13.  The following Stock Appreciation Right Agreements:
     a. Stock Appreciation Rights Agreement, dated as of October 31, 1991, by and between Fannie May Holdings, Inc. and Thomas R. Arenth.
     b. Stock Appreciation Rights Agreement, dated as of October 31, 1991, by and between Fannie May Holdings, Inc. and James H. Jones.
     c. Stock Appreciation Rights Agreement, dated as of October 31, 1991, by and between Fannie May Holdings, Inc. and Richard M. Peritz.
     d. Stock Appreciation Rights Agreement, dated as of October 31, 1991, by and between Fannie May Holdings, Inc. and Richard M. Peritz, Jr.
     e. Stock Appreciation Rights Agreement, dated as of October 31, 1991, by and between Fannie May Holdings, Inc. and Alan W. Petrik.
     f. Stock Appreciation Rights Agreement, dated as of October 31, 1991, by and between Fannie May Holdings, Inc. and Nancy R. Pusey.
     g. Stock Appreciation Rights Agreement, dated as of December 13, 1993 by and between Fannie May Holdings, Inc. and Ted A. Shepherd.

     h. Stock Appreciation Rights Agreement, dated as of August 1, 1996 by and between Fannie May Holdings, Inc. and Donna M. Snopek.
     i. Stock Appreciation Rights Agreement, dated as of April 1, 1996 by and between Fannie May Holdings, Inc. and Joseph Chipollini.
     j. Stock Appreciation Rights Agreement, dated as of April 1, 1996 by and between Fannie May Holdings, Inc. and Ted A. Shepherd.
     k. Stock Appreciation Rights Agreement, dated as of August 1, 1996 by and between Fannie May Holdings, Inc. and Ricky Lelli.
     l. Stock Appreciation Rights Agreement, dated as of January 27, 1997 by and between Fannie May Holdings, Inc. and Mike Perrino.
14. Indemnification Agreements dated as of July 2, 1997 between the Company and each of its directors and officers
15.  The following Union Contracts:

     a.   General Services Employees Union        General Service     May 1,1994 -
          (AFL-CIO Local #73)                                         April 30, 1997
                                                                      (proposed
                                                                      contract extension
                                                                      to June 30, 2000)

     b.   Miscellaneous Warehousemen               Miscellaneous       July 1, 1996 -
          (IBT Local #781)                         Warehousemen        June 30, 1999

     c.   International Brotherhood of Teamsters   Cartage             April 1, 1994 -
          (AFL - CIO Local #705)                   (Road Carriers)     March 31, 1998

     d.   Highway Truck Drivers & Helpers          Highway Truck       July 1, 1996 -
          (AFL - CIO Local #107)                   Drivers & Helpers   June 30, 1999
                                                                       addendum
                                                                       April 1, 1994 -
                                                                       March 31, 1997

     e.   United Brotherhood of Carpenters         Carpenters          June 1, 1995 -
          and Joiners of America                   & Joiners (All      May 31, 1998
          (AFL - CIO Local #13)                    subdivisions of
                                                   trade)

     f.   Woodworkers Assoc. of Chicago            Woodworkers Assoc.  June 1, 1995 -
                                                                       May 31, 2000

     g.   Joint Area Cartage Agreement             Cartage             April 1, 1994 -
          Cartage/Road Carriers                    Road Carriers       March 31, 1998
          (AFL - CIO Local #107)

     h.   International Union of Operating         Engineers           January 1, 1997-
          Engineers                                                    December 31, 1999
          (Local #399)

